Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this post effective Amendment No. 1 on Form S-3 to Form S-4 of our report dated January 30, 1998 on our audits of Virus Research Institute, Inc. as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 and for the period February 11, 1991 (inception) through December 31, 1997. We also consent to the reference to our firm under the caption "Experts."


/s/ Richard A. Eisner & Company, LLP
New York, New York
August 19, 1998